Exhibit 21.1

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization

Beijing Hologic Technology Co., Ltd.	China

BioLucent, LLC	Delaware

Cytyc Corporation	Delaware

Direct Radiography Corp.	Delaware

Gen-Probe Incorporated	Delaware

Hologic Asia, Limited	Hong Kong

Hologic (China) Enterprise Management Consulting Co., Ltd.	China

Hologic Hitec-Imaging GmbH	Germany

Hologic International Holdings B.V.	Netherlands

Hologic Investment Corp.	Massachusetts

Hologic Latin America Ltda.	Brazil

Interlace Medical, Inc.	Delaware

Navigation Three Limited	Hong Kong

R2 Technology Canada, Inc.	Canada

Sentinelle Medical Inc.	Canada

Suros Surgical Systems, Inc.	Delaware

Third Wave Technologies, Inc.	Delaware

TCT International Co., Ltd.	British Virgin Islands

Hologic España S.A.	Spain

Hologic France S.A.	France

Hologic N.V.	Belgium

Sentinelle Medical USA Inc.	Nevada

Third Wave Agbio, Inc.	Delaware

Hologic Japan, Inc.	Japan

Beijing Century Aikang Technology Co., Ltd.	China

Cruiser, Inc.	Delaware

Cytyc Limited Liability Company	Delaware

Cytyc Development Company, LLC	Delaware

Cytyc International, Inc.	Delaware

Cytyc Prenatal Products Corp.	Delaware

Cytyc Securities Corporation	Massachusetts

Cytyc Surgical Products III, LLC	Delaware

SST Merger Corp.	Delaware

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization

Hologic Limited Partnership	Massachusetts

Cytyc Surgical Products, Limited Partnership	Massachusetts

Cytyc Surgical Products II, Limited Partnership	Massachusetts

Cytyc Interim, Inc.	Delaware

Hologic Surgical Products Costa Rica, S.A.	Costa Rica

Cytyc Cayman Limited	Cayman Islands

Hologic Asia Pacific Limited	Hong Kong

Hologic Netherlands B.V.	Netherlands

Hologic Canada Limited	Canada

Hologic (Australia) Pty Ltd.	Australia

Hologic Deutschland, GmbH	Germany

Hologic Europe Middle East and Africa, S.A.	Switzerland

Hologic France SARL	France

Hologic Iberia, S.L.	Spain

Hologic Italia S.r.l.	Italy

Hologic (UK) Limited	England and Wales

Hologic Suisse SA	Switzerland

Gen-Probe International, Inc.	Delaware

Gen-Probe Prodesse, Inc.	Wisconsin

Gen-Probe Sales & Service, Inc.	Delaware

Gen-Probe Australia Pty Ltd.	Australia

Gen-Probe Czech Republic s.r.o.	Czech Republic

Gen-Probe Denmark ApS	Denmark

Gen-Probe Italia S.r.l.	Italy

Gen-Probe Life Sciences Ltd.	United Kingdom

Gen-Probe Netherlands B.V.	Netherlands

Gen-Probe Sweden AB	Sweden

Gen-Probe UK Limited	United Kingdom

Food DNA Services Limited	United Kingdom

Tepnel Biosystems Limited	United Kingdom

Tepnel Diagnostics Limited	United Kingdom

Tepnel Medical Limited	United Kingdom

Tepnel Scientific Services Limited	United Kingdom

Wildlife DNA Services Limited	United Kingdom

Molecular Light Technology Limited	United Kingdom

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization

Bioanalysis Limited	United Kingdom

Gen-Probe Cardiff Ltd.	United Kingdom

Beijing TCT Jinbai Technologies Co., Ltd.	China

Huaxia Likang (Beijing) Technology Co., Ltd.	China

Jiangsu Kang Ke Medical Devices Co., Ltd.	China

Zheng Zhou Yong Run Medical Devices Co., Ltd.	China

TCT Medical (Beijing) Clinical Test Institute	China

Hangzhou Zuanbai Technology Co., Ltd	China

Mingwood Biotechnology Co., Ltd.	China

Century Likang (Beijing) Co., Ltd.	China

Beijing TCT Medical Technology Co., Ltd.	China

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